UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(Address of principal executive offices including zip code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously reported, on April 29, 2009, i2 Technologies, Inc. (“i2”), which was acquired by JDA Software Group, Inc. (the “Company”) on January 28, 2010, filed a lawsuit against Oracle Corporation in the United States District Court for the Eastern District of Texas, alleging infringement of i2 patents related to supply chain management, available to promise software and other enterprise applications. On April 22, 2010, Oracle Corporation filed counterclaims against i2 and the Company (of which i2 is now a wholly-owned subsidiary), alleging infringement of certain Oracle Corporation patents.
     On February 25, 2011, the Company, i2 and Oracle Corporation entered into a settlement agreement (the “Agreement”). Under the Agreement, the parties entered into a cross-license arrangement and dismissed their respective litigation claims related to the patent infringement dispute with prejudice. In addition, the Company is entitled to receive a one-time cash payment of $35,000,000 from Oracle Corporation, payable within seven days of the Agreement date, as well as a $2,500,000 license and technical support credit from Oracle Corporation that must be used by the Company within two years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: February 28, 2011	By:	/s/ Peter S. Hathaway Peter S. Hathaway
Executive Vice President and Chief Financial Officer